EXHIBIT 10.38

This Note has not been registered under the Securities Act of 1933, as amended, or applicable State securities laws, if any, and may not be transferred in the absence of such registration or receipt by the Company of an opinion of counsel reasonably satisfactory to the Company that the transfer may be properly made under an exemption from registration under such Act and such laws.

                           CONVERTIBLE PROMISSORY NOTE

$250,000                                                     January 30, 1998

            For value received, the undersigned, KIDEO PRODUCTIONS, INC., a Delaware corporation ("Maker"), promises to pay to MICHAEL BOLLAG ("Holder"), on demand of Holder at any time on or after April 15, 1999, at the office of Maker at 611 Broadway, Suite 515, New York, New York 10012, or at such other place as Holder may designate, the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), together with interest on the unpaid balance of this Note, beginning as of the date hereof, before or after maturity or judgment, at the rate of ten percent (10%) per annum, which rate shall be computed monthly on the basis of a Three Hundred Sixty (360) day year and actual days elapsed. Interest on the principal amount outstanding under this Note shall be due and payable, in arrears, at the rate set forth herein, commencing on April 30, 1998 and continuing on the last day of each and every July, October, January and April thereafter until this
Note is paid in full.

            Events of Default. The occurrence at any time of any one or more of the following events shall constitute an "Event of Default" under this Note: (a) Maker's failure to pay any interest when due under this Note which failure continues for more than three (3) days following receipt by Maker of written notice from Holder requesting such payment; (b) Maker's failure to pay principal or other amount (other than interest) when due under this Note; (c) failure of Maker to perform in any material respect its agreements and obligations, or a material breach of any of Maker's representations and warranties, under the Note and Warrant Purchase Agreement, dated January 30, 1998, between Maker and, among others, Holder (the "Purchase Agreement") or the Security Agreement, dated January 30, 1998, between Maker and, among others, Holder (the "Security Agreement"); (d) the dissolution, liquidation or termination of legal existence of Maker; (e) the appointment of a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any property of assets of Maker, or action by any court to take jurisdiction of all or substantially all of the property or assets of Maker; (f) the sale of all or substantially all of Maker's property or assets; (g) the commencement of any proceeding under any provision of the Bankruptcy Code of the United States, as now in existence or hereafter amended, or of any other proceeding under any federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against Maker.

            Effect of Default. Maker agrees that upon the occurrence of an Event of Default, the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, be immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

            Prepayment. Any amount, outstanding under this Note may be prepaid, in whole or in part, by Maker at any time subject to the following limitations and the limitations contained in the second paragraph of the Section titled "Conversion" below:

Prepayment of principal may be made only if (a) all interest accrued through the date of prepayment is paid at the time of prepayment and (b) the amount of such prepayment does net exceed net operating income (excluding any non-cash expenses) generated by the Maker from the date of this Note up to the date that any such prepayment may be made. In addition, Maker shall forfeit the right to prepay prior to April 15, 1999 that portion of the following principal amounts that is not prepaid on or before the following dates:

            Amount                  Date by which must be Prepaid
            -----------------------------------------------------

            $83,333                       October 15, 1998
            $83,333                       January 15, 1999

That portion of the $83,333 principal amount that is not prepaid on or before October 15, 1998 is referred to herein as the "October Tranche" and that portion of the $83,333 of principal amount that is not prepaid on or before January 15, 1999 is referred to herein as the "January Tranche." That portion of the remaining $83,334 principal amount that is not paid on or before the date due shall be referred to herein as the "Final Tranche."

If all or any part of this Note is outstanding on or after April 15, 1999, Maker may, at any time on or after such date, repay all or a portion of such amount unless Holder has exercised its right of conversion described below. Nothing contained herein shall be deemed to relieve Maker of its obligations to pay this Note when due.

If all or any part of this Note is outstanding on or after April 15, 1999, Maker may, at any time on or after such date, give Holder written notice (the "Repayment Notice") of Maker's intention pay such amount on a date specified in the Repayment Notice, which date shall be no less than 30 days after the date of the Repayment Notice. During the period between the date of the Repayment Notice and the date set forth therein for repayment, Holder may exercise its right of conversion described below.

            Conversion. All or any part of the principal amount due and owing under this Note may be converted by Holder into shares of the common stock, par value $.0001 per


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

share, of Maker (the "Common Stock") at any time and from time to time after the following dates: (a) October 15, 1998 with respect to the October Tranche, (b) January 15, 1999 with respect to the January Tranche and (c) April 15, 1999 with respect to the Final Tranche. The number of shares of the Common Stock to be received upon conversion shall be determined by dividing (i) the principal amount of the portion of this Note which is being converted by (ii) $1.00 (the "Conversion Price"), subject to the adjustments described below under "Adjustments" and in Section 4.1.1 of the Purchase Agreement .

Notwithstanding anything to the contrary contained in this Note, at any time that this Note is outstanding, if Maker sells any shares of the Common Stock or securities convertible into or exercisable for Common Stock (which shall not include the issuance of shares of the Common Stock upon the exercise of warrants or options outstanding on the date hereof or options issued to employees in connection with an employee option plan), all but $50,000 of the entire principal amount outstanding under this Note shall become immediately convertible in accordance with the terms hereof and shall not be prepayable. The remaining $50,000 shall be deemed included in the Final Tranche.

At any time that any portion of this Note becomes convertible by Holder, Maker shall promptly send notice to Holder advising Holder of such fact and the principal amount of this Note which may be converted.

To exercise the right of conversion, Holder must give written notice to Maker. Such notice shall specify the principal amount of this Note Holder desires to convert. Holder hereby agrees to take all steps reasonably requested by Maker to assist Maker in complying with any such conversion request, including, without limitation, delivering this Note to Maker so that a replacement Note reflecting a reduced principal amount may be issued to Holder following any conversion.

At all times during which Holder has the right to convert this Note or any portion hereof, the Company agrees to reserve and keep available an authorized number of shares of the Common Stock sufficient to permit the conversion in full of this Note and the Company represents and warrants that all of the shares of Common Stock issued upon conversion of this Note shall be duly and validly issued, fully paid and nonassessable..

            Adjustments. The number of shares of Common Stock into which this Note may be converted and the effective conversion price shall be adjusted for the same events and in the same manner as the number of shares of Common Stock underlying, and the exercise price of, the Warrant issued to Holder concurrently herewith.

            Security Agreement. This Note is one of the Notes referred to in, and is entitled to the benefits of, the Security Agreement, dated January 30, 1998, between the Company and the holders of such notes.


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

            Notice. Any notice required to be given under this Note shall be given in the same manner and subject to the same terms and conditions as set forth in Section 5.6 of the Purchase Agreement.

            Failure by the Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

            Maker waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note.

            This Note shall be governed by and construed in accordance with the laws of the State of New York (but not its conflicts of law provisions). Maker hereby consents to the exclusive jurisdiction of any State or Federal court located in New York County.

                              KIDEO PRODUCTIONS, INC.


                              By:
                                  --------------------------------
                                  RICHARD BULMAN, President


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